EXHIBIT 23.2

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Quaker Chemical Corporation, which is incorporated by reference in Quaker Chemical Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia PA
September 30, 1999